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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 14, 2004

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                     1-9210              95-4035997
  (State or other jurisdiction        (Commission         (I.R.S. Employer
        of incorporation)             File Number)       Identification No.)

              10889 WILSHIRE BOULEVARD
              LOS ANGELES, CALIFORNIA                             90024
      (Address of principal executive offices)                 (ZIP code)

               Registrant's telephone number, including area code:
                                 (310) 208-8800

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement
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     On October 14, 2004, the Board of Directors of Occidental Petroleum
Corporation ("Occidental" or the "Company") approved the adoption of the Occidental 2005 Deferred Compensation Plan (the "2005 DCP") and the 2005 Deferred Stock Program (the "2005 DSP"). The following summaries of material terms are qualified in their entirety by the full texts of the 2005 DCP and 2005 DSP, copies of which are filed as Exhibits to this Current Report on Form 8-K.

     The 2005 DCP permits any employee selected by Company management to participate in the 2005 DCP to elect in the year before compensation is earned to defer up to 75% of such employee's base salary and up to 100% of such employee's bonus. Once the enrollment period ends, all deferral elections become irrevocable for compensation earned during the next calendar year. Deferral elections remain effective for subsequent years unless the employee discontinues or changes his deferral election during a subsequent open enrollment period, terminates employment or obtains a distribution resulting from an unforeseeable emergency. Amounts deferred are credited with interest at a rate equal to the greater of (i) Moody's Long-Term Corporate Bond Index Monthly Average Corporates (for the month of July in the year prior to the year for which the rate is to be established) plus 3%, or (ii) the highest yield on the Company's unsecured debt or preferred stock. The 2005 DCP provides that such interest rate may be reduced to a rate lower than the rate determined pursuant to the formula, but that such rate reduction will not be effective until two years after the date such change is adopted and in no event may the interest rate be less than the highest yield on the Company's unsecured debt or preferred stock. In addition, the Company contributes to a savings plan restoration account an amount equal to the amount the Company's contribution on behalf of the participant to the Occidental Savings Plan was reduced by reason of the reduction of the participant's base salary because of deferrals under the 2005 DCP. A participant's interest in the savings plan restoration account and earnings thereon vests at the same rate and time as would have occurred under the Savings Plan. Deferred amounts, including any savings plan restoration amount, are payable within the first 90 days of the year following retirement in a single lump sum or annual installments over 2 to 20 years, as elected by each participant. The 2005 DCP also provides for distributions as a result of death, disability, termination of employment, or a change in control. Key employees must wait 6 months after termination of employment, other than through death or disability, to receive a distribution.

     The 2005 DSP provides alternate settlement options for employees holding qualifying restricted stock, performance stock or restricted share unit awards under the Occidental 2001 Incentive Compensation Plan. Deferred settlement of a stock award may be mandatory under the terms of the stock award or may be elected not less than 12 months before any shares or share units under an elective deferral award vest unless a longer period is required by law. Deferrals are recorded in a memorandum account on the books of the Company and participants are not entitled to voting or other stockholder rights for deferred shares, although adjustments are made in cases of changes in the underlying common stock of the Company (such as a stock split, reverse stock split, sale of substantially all of the assets or a reorganization) and a participant has the right to elect payment of dividend equivalents on deferred shares in cash or as additional deferred shares. Deferred shares credited to a participant's account are distributed as an equivalent number of shares, with any fractional share interest settled in cash, within the first 90 days of the year following the participation's termination of employment for any reason. Distributions will be made in the form of a lump sum unless the participant is eligible for


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retirement; in this case, deferrals may be paid in annual installments over 2 to
20 years, as elected by each participant. Key employees must wait 6 months after termination of employment, other than through death or disability, to receive a distribution.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              OCCIDENTAL PETROLEUM CORPORATION
                                        (Registrant)




DATE:  October 20, 2004       S. P. Dominick, Jr.
                              --------------------------------------------------
                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)
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                                  EXHIBIT INDEX


     10.1      Occidental Petroleum Corporation 2005 Deferred Compensation Plan.

     10.2      Occidental Petroleum Corporation 2005 Deferred Stock Plan.